UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2022, ProMIS Neurosciences Inc. (the “Company”) entered into a Strategic Services Agreement with Eugene Williams (the “Williams Consulting Agreement”), effective as of September 19, 2022, the Company’s Chairman of the Board and Chief Executive Officer. The information regarding the Williams Consulting Agreement appearing in Item 5.02 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Additionally, on September 12, 2022, the Company entered into an employment agreement, effective as of September 19, 2022, with Gail Farfel in connection with her appointment as Chief Executive Officer of the Company (the “Farfel Employment Agreement”). The information regarding the Farfel Employment Agreement appearing in Item 5.02 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

The summaries of the Williams Consulting Agreement and Farfel Employment Agreement appearing in Item 5.02 are qualified in their entirety by reference to the full text of the Williams Consulting Agreement and Farfel Employment Agreement, which are attached as Exhibits 10.48 and 10.49 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of September 12, 2022, the Board of Directors (the "Board") of the Company approved the appointment of Gail Farfel, Ph.D. as the Company’s Chief Executive Officer, effective September 19, 2022. Dr. Farfel will serve as the principal executive officer of the Company, effective September 19, 2022 (the “Effective Date”). In connection with Dr. Farfel’s appointment, Eugene Williams, the Company’s Chief Executive Officer and principal executive officer will step down from his officer position with the Company, effective immediately, but he will remain with the Company as Chairman of the Board and receive the same compensation for his Board service as other members of the Board, which is currently equal to $50,000 per year.

To ensure a smooth CEO transition and that the Company continues to receive the benefit of Mr. William’s knowledge and experience as it relates to the Company’s business, the Company entered into the Williams Consulting Agreement, whereby Mr. Williams will serve as a consultant and strategic advisor to the Board. From the period beginning on the Effective Date and ending on the third anniversary of the Effective Date (the “Consulting Period”), subject to earlier termination under certain circumstances, Mr. Williams will serve as a consultant to the Board providing reasonable advisory and consulting services with respect to the Company’s business. Service in this role counts as service towards the vesting and exercisability of Mr. William’s outstanding equity compensation awards from the Company, including awards granted to Mr. Williams in his capacity as an employee prior to his resignation date. In exchange for such consulting services, the Company will pay Mr. Williams, in equal monthly installments, a consulting fee of $225,000 per year during the Consulting Period.

In connection with his separation from service, if Mr. Williams signs and does not revoke a waiver and release of claims in favor of the Company, Mr. Williams will receive the severance payments and benefits described in the his Employment Agreement dated December 21, 2021 (the “Williams Employment Agreement”) with respect to a termination by the Company without Cause and not in connection with a Change of Control (as each term is defined in the Williams Employment Agreement). The Williams Employment Agreement is filed as Exhibit 10.36 to the Registration Statement on Form 10 filed on June 22, 2022, as amended on June 30, 2022 and July 1, 2022 (the “Form 10 Registration Statement”).

The foregoing summary of the Williams Consulting Agreement is qualified in its entirety by reference to the full text of the Williams Consulting Agreement, which is attached as Exhibit 10.48 to this Current Report on Form 8-K and is incorporated herein by reference.

Dr. Farfel, age 59, joins the Company after serving as Chief Development Officer at Zogenix, Inc. (“Zogenix”), a global biopharmaceutical company committed to developing and commercializing therapies for rare diseases, since June 2015. Dr. Farfel brings more than 25 years of pharmaceutical development and regulatory experience in rare diseases to the Company. At Zogenix, she served as an executive vice president and global chief development officer where she led all product development activities, including preclinical and clinical development and regulatory strategy. Prior to joining Zogenix, Dr. Farfel was chief clinical and regulatory officer at Marinus Phamaceuticals Inc. (NASDAQ: MRNS), where she established and oversaw clinical, medical and regulatory strategies for adult and pediatric seizure disorders, including a pediatric epileptic orphan disease. Prior to that, she was vice president, therapeutic area head for neuroscience clinical development and medical affairs at Novartis Pharmaceuticals Corporation (NYSE: NVS), where she oversaw a portfolio of products in psychiatry, multiple sclerosis, Alzheimer’s disease and Parkinson’s disease. Dr. Farfel has authored more than 50 scientific articles in the areas of neuropsychopharmacology and drug effects and currently serves on the boards of directors of DURECT Corporation (NASDAQ: DRRX) and Avrobio Inc. (NASDAQ: AVRO). Dr. Farfel is also a director on the Board of the American Society for Experimental Neurotherapeutics. Dr. Farfel holds a PhD in neuropsychopharmacology from the University of Chicago, where she received the Ginsburg Prize for Dissertation Excellence and is a director on the Medical and Biological Sciences Alumni Board. Dr. Farfel also holds a Bachelor of Arts degree in biochemistry from the University of Virginia.

There are no arrangements or understandings between Dr. Farfel and any other person pursuant to which she was selected for the position to which she was appointed. There are no family relationships between Dr. Farfel and any director or executive officer of the Company, and Dr. Farfel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment, the Company and Dr. Farfel entered into the Farfel Employment Agreement. The Farfel Employment Agreement provides for an annual base salary of $500,000, which may be increased to $535,000 upon the Company raising aggregate capital of $75 million (whether in the form of debt, equity or SAFE) and if not already greater than that amount. Dr. Farfel is also entitled to participate in any and all bonus and benefit programs that the Company establishes and makes available to its employees from time to time, including medical, dental and vision, Company-paid basic life insurance, accidental death & dismemberment, and short- and long-term disability, paid time off such as vacation, sick leave and company-paid holidays, 401(k) retirement savings plan and employee stock purchase plan, in accordance with the terms and conditions of such plan. Dr. Farfel will also be eligible, subject to the Company’s existing plans, to receive a bonus targeted at 50% of her annualized base salary. Additionally, within five business days of the Effective Date, the Company will make a lump sum sign-on cash bonus payment of $25,000. As of the Effective Date, the Company also awarded Dr. Farfel 208,334 stock options pursuant to the terms of the stock option award agreement annexed thereto (the “Farfel Employment Options”). The Farfel Employment Options will vest on the following schedule: 25% will vest on the one year anniversary of Dr. Farfel’s hire and the remaining Farfel Employment Options will vest at 1/36th per month over three years following the first year anniversary of employment. The terms of the Farfel Employment Options are governed by the ProMIS Neurosciences Inc. Stock Option Plan, which is filed as Exhibit 10.38 to the Form 10 Registration Statement.

Under the Farfel Employment Agreement, Dr. Farfel’s employment may be terminated by the Company with or without Cause (as defined in the Farfel Employment Agreement). If Dr. Farfel terminates her employment with the Company for Good Reason (as defined in the Farfel Employment Agreement) or Dr. Farfel’s employment is terminated by the Company without Cause, subject to the execution and non-revocation of a release of claims in favor of the Company within 60 days following the termination or such shorter period as directed by the Company, Dr. Farfel will be entitled to receive a severance payment equal to 12 months of her then current base salary, less all applicable taxes and withholdings, paid ratably over 12 months in accordance with the Company’s regular payroll practices, provided, however, that if the 60th day referenced above occurs in the calendar year following the date of termination, then the severance pay will be paid no earlier than January 1 of such subsequent calendar year to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Dr. Farfel will also be entitled to continue receiving group medical coverage pursuant to the COBRA for a period of twelve months following her termination, subject to timely election and certain eligibility requirements.

For purposes of Section 280G of the Internal Revenue Code, the Farfel Employment Agreement provides that any payment or distribution by the Company to Dr. Farfel for her benefit will be subject to excise tax imposed by Section 4999 of the Internal Revenue Code. Moreover, to the extent applicable, it is the intended that Farfel Employment Agreement and all compensation arrangements contemplated under it, comply with, or are exempt from, the provisions of Section 409A of the Internal Revenue Code.

As a condition of her employment, Dr. Farfel also executed a Non-Solicitation, Confidentiality and Assignment Agreement with the Company. The Company will also enter into a standard indemnification agreement with Dr. Farfel, which may require the Company to indemnify her against liability that may arise by reason of her status or service as an officer of the Company.

The foregoing summary of the Farfel Employment Agreement is qualified in its entirety by reference to the full text of the Farfel Employment Agreement, which is attached as Exhibit 10.49 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On September 13, 2022, the Company issued a press release announcing the appointment of Dr. Farfel to succeed Mr. Williams as the Company’s Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.48	Strategic Service Agreement effective September 19, 2022 by and between ProMIS Neurosciences Inc. and Eugene Williams
10.49	Executive Employment Agreement of Gail Farfel effective September 19, 2022
99.1	Press Release dated September 13, 2022
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: September 13, 2022	By:	/s/Eugene Williams
Name: Eugene Williams
Title: Chairman and Chief Executive Officer